EXHIBIT 23(b)


                        INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Registration Statement of Farmstead Telephone Group, Inc. on Form S-8 of our report dated February 21, 2002 appearing in the Annual Report on Form 10-K of Farmstead Telephone Group, Inc. for the year ended December 31, 2001.


DISANTO BERTOLINE & COMPANY, P.C.

/s/ DiSanto Bertoline & Company, P.C.

Glastonbury, Connecticut
March 24, 2003